UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WAVE2WAVE COMMUNICATIONS, INC. (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	113521535 (I.R.S. Employer Identification No.)
433 Hackensack Avenue Hackensack, New Jersey 07601 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $.0001 per share	NYSE Amex LLC
Warrants to Purchase Common Stock	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-171199

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.0001 per share and warrants to purchase common stock, of Wave2Wave Communications, Inc. (the “Company”). The description of the common stock and warrants contained in the section entitled “Description of Capital Stock” included in the Company’s Registration Statement on Form S-1 (File No. 333-171199), as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement is hereby also incorporated by reference herein.

Item 2.	Exhibits

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WAVE2WAVE COMMUNICATIONS, INC.

By: /s/ Eric Mann

Name: Eric Mann

Title: Chief Financial Officer

Date: January 21, 2011